Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com
TravelCenters of America LLC Announces First Quarter 2018 Financial Results
____________________________________________________________________________________

Westlake, OH (May 7, 2018): TravelCenters of America LLC (Nasdaq: TA) today announced financial results for the three months ended March 31, 2018:

(in thousands, except per share and per gallon amounts)	Three Months Ended March 31,
	2018	2017
Total revenues	$1,584,687	$1,391,672
Loss before income taxes	(14,704)	(48,673)
Net loss	(10,078)	(29,375)
Net loss attributable to common shareholders	(10,112)	(29,398)

Net loss per common share attributable to common shareholders (basic and diluted)	$(0.25)	$(0.74)

Supplemental Data:
Fuel sales volume (gallons):
Diesel fuel	395,883	394,705
Gasoline	118,336	119,451
Total fuel sales volume	514,219	514,156

Fuel revenues	$1,100,127	$922,874
Fuel gross margin	93,559	73,163
Fuel gross margin per gallon	$0.182	$0.142

Nonfuel revenues	$480,397	$464,168
Nonfuel gross margin	282,402	267,797
Nonfuel gross margin percentage	58.8%	57.7%

Non-GAAP Measures:(1)
Adjusted net loss	$(26,754)	$(21,020)
Adjusted net loss per common share attributable to common shareholders (basic and diluted)	$(0.67)	$(0.53)
EBITDA	$20,432	$(9,489)
Adjusted EBITDA	(1,714)	(1,131)

(1)
A reconciliation from net loss and net loss per common share attributable to common shareholders, the financial measures determined in accordance with general accepted accounting principles, or GAAP, to the non-GAAP measures disclosed herein are included in the supplemental tables below.

Andrew J. Rebholz, TA's CEO, made the following statement regarding the 2018 first quarter results:
"During the first quarter of 2018, we continued to gain traction in our business initiatives. Our efforts continued to make progress against the combined headwinds of increased fuel efficiency and competition we have been experiencing and we continued to grow our nonfuel businesses. For same sites in our travel centers segment, nonfuel revenues were up 3.9% over the prior year quarter and nonfuel gross margin was up 5.2%, driven largely by our truck service programs and other retail services, such as parking and showers. We also continued to see success with our cost control initiatives. On a same site basis, site level operating expenses as a percentage of nonfuel revenues improved by 90 basis points and by 150 basis points in our travel centers segment. The operating results we saw during the first quarter of this year leave me optimistic that we will further grow our business and improve our profitability as we continue through 2018."
Business Commentary
Fuel sales volume increased modestly and same site fuel sales volume decreased by 3.6 million gallons, or 0.7%, for the 2018 first quarter as compared to the 2017 first quarter. TA believes the slight fuel sales volume decrease on a same site basis experienced during the 2018 first quarter primarily resulted from the continued effects of fuel efficiency gains and increased competition. Fuel revenues increased by $177.3 million, or 19.2%, in the 2018 first quarter as compared to the 2017 first quarter primarily due to higher market prices for fuel during the 2018 first quarter and newly acquired and developed locations. Fuel gross margin increased by $20.4 million, or 27.9%, as compared to the 2017 first quarter primarily as a result of the $23.3 million benefit recognized in the 2018 first quarter in connection with the February 2018 retroactive reinstatement for 2017 of the federal biodiesel tax credit. Without this discrete item, fuel gross margin declined by $2.9 million.
Nonfuel revenues increased by $16.2 million, or 3.5%, in the 2018 first quarter as compared to the 2017 first quarter, including a $12.2 million same site increase and a $4.0 million increase attributable to new sites. The increase on a same site basis was primarily due to an increase in truck service and parking programs. Nonfuel gross margin increased by $14.6 million, or 5.5%, in the 2018 first quarter as compared to the 2017 first quarter, including a $12.0 million same site increase and a $2.6 million increase attributable to new sites. The increase in nonfuel gross margin was primarily due to the increase in nonfuel revenues and an increase in the nonfuel gross margin percentage. The nonfuel gross margin percentage was 58.8% for the 2018 first quarter as compared to 57.7% for the 2017 first quarter; the increase in the nonfuel gross margin percentage was primarily due to a change in the mix of products and services sold.
Site level operating expenses increased by $3.6 million, or 1.5%, in the 2018 first quarter as compared to the 2017 first quarter due to a $2.0 million same site increase and a $1.6 million increase from sites acquired and developed since the beginning of the 2017 first quarter. The increase on a same site basis was primarily due to increased labor costs related to the increase in nonfuel sales. Site level operating expenses as a percentage of nonfuel revenues was 51.9% for the 2018 first quarter as compared to 53.0% for the 2017 first quarter. The improvement in site level operating expenses as a percentage of nonfuel revenues was primarily the result of excess transaction fees of $1.8 million charged by Comdata, Inc., or Comdata, in the 2017 first quarter and the realization of certain cost saving initiatives in the 2018 first quarter.
Selling, general and administrative expenses for the 2018 first quarter decreased by $3.3 million, or 7.9%, as compared to the 2017 first quarter, primarily attributable to litigation costs related to TA's litigation with Comdata expensed during the 2017 first quarter.
Real estate rent expense increased by $2.8 million, or 4.1%, in the 2018 first quarter as compared to the 2017 first quarter, primarily from TA's sale to, and lease back from, Hospitality Properties Trust, or HPT, of a travel center and improvements at leased sites since the beginning of 2017.
Depreciation and amortization expense decreased by $4.3 million, or 13.4%, in the 2018 first quarter as compared to the 2017 first quarter primarily resulting from the write offs of certain assets during the 2017 first quarter.
Net loss for the 2018 first quarter was $10.1 million as compared to $29.4 million for the 2017 first quarter. Adjusted net loss for the 2018 first quarter was $26.8 million as compared to $21.0 million for the 2017 first quarter. The increase in adjusted net loss was primarily due to the decrease in fuel gross margin, an increase in real estate rent expense and an increase in selling, general and administrative expenses.
Net loss attributable to common shareholders for the 2018 first quarter was $0.25 per common share as compared to $0.74 per common share for the 2017 first quarter. Adjusted net loss attributable to common shareholders for the 2018 first quarter was $0.67 per common share as compared to $0.53 per common share for the 2017 first quarter.

Adjusted EBITDA for the 2018 first quarter decreased by $0.6 million as compared to the 2017 first quarter, primarily due to the decrease in fuel gross margin, an increase in real estate rent expense and an increase in selling, general and administrative expenses.
Travel Centers Segment
Fuel sales volume increased by 1.5 million gallons, or 0.3%, for the 2018 first quarter as compared to the 2017 first quarter due to newly acquired and developed locations. Same site fuel sales volume decreased by 2.8 million gallons, or 0.6%, due to the continued effects of fuel efficiency gains and increased competition. Fuel revenues increased by $164.3 million, or 20.5%, in the 2018 first quarter as compared to the 2017 first quarter primarily due to higher market prices for fuel and from sites acquired and developed since the beginning of the 2017 first quarter. Fuel gross margin increased by $20.5 million, or 33.2%, to $82.4 million primarily as a result of the $23.3 million benefit recognized in the 2018 first quarter in connection with the February 2018 retroactive reinstatement for 2017 of the federal biodiesel tax credit and from an increase from newly acquired and developed locations.
Nonfuel revenues increased by $20.2 million, or 5.1%, in the 2018 first quarter as compared to the 2017 first quarter primarily due to a $15.3 million, or 3.9%, increase on a same site basis primarily as a result of TA's truck service and parking programs. Nonfuel gross margin increased by $15.4 million, or 6.4%, in the 2018 first quarter as compared to the 2017 first quarter due to an increase in nonfuel revenues and an increase in the nonfuel gross margin percentage. Nonfuel gross margin percentage was 61.8% in the 2018 first quarter as compared to 61.0% in the 2017 first quarter; the increased nonfuel gross margin percentage was primarily the result of changes in the mix of products and services sold.
Site level gross margin in excess of site level operating expenses increased by $31.5 million, or 34.1%, in the 2018 first quarter as compared to the 2017 first quarter primarily due to an increase at same sites.
On a same site basis, (223 locations) site level gross margin in excess of site level operating expenses increased in the 2018 first quarter by $29.2 million, or 32.5%, as compared to the 2017 first quarter, primarily due to a $19.0 million increase in fuel gross margin that resulted primarily as a result of a one time reduction in TA's fuel costs of goods sold related to the retroactive reinstatement for 2017 of the federal biodiesel tax credit and an increase in nonfuel gross margin due to the increase in both nonfuel revenues and nonfuel gross margin percentage.
Convenience Stores Segment
Fuel sales volume decreased by 1.0 million gallons, or 1.8%, for the 2018 first quarter as compared to the 2017 first quarter. This decrease was primarily due to the continued effects of competition. Fuel revenues increased by $11.3 million, or 10.9%, in the 2018 first quarter as compared to the 2017 first quarter primarily due to higher market prices for fuel. Fuel gross margin decreased by $0.1 million, or 0.9%, to $11.1 million as a result of a decrease in fuel sales volume.
Nonfuel revenues decreased by $2.3 million, or 3.8%, in the 2018 first quarter as compared to the 2017 first quarter primarily due to increased competition. Nonfuel gross margin remained flat in the 2018 first quarter as compared to the 2017 first quarter. Nonfuel gross margin percentage was 36.1% in the 2018 first quarter as compared to 34.8% in the 2017 first quarter. The increase in nonfuel gross margin percentage was primarily the result of changes in the mix of products sold.
Site level gross margin in excess of site level operating expenses decreased in the 2018 first quarter by $0.5 million, or 8.4%, as compared to the 2017 first quarter due to an increase in site level operating expenses and a decrease in fuel gross margin.

Conference Call:
On Monday, May 7, 2018, at 10:00 a.m. Eastern time, TA will host a conference call to discuss its financial results and other activities for the three months ended March 31, 2018. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10118585.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's first quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America LLC:
TA's nationwide business includes travel centers located in 43 U.S. states and in Canada, standalone convenience stores in 11 states and standalone restaurants in 13 states. TA's travel centers operate under the "TravelCenters of America," "TA," "Petro Stopping Centers" and "Petro" brand names and offer diesel and gasoline fueling, restaurants, truck repair services, travel/convenience stores and other services which are designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's convenience stores operate principally under the "Minit Mart" brand name and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, some fresh foods and other convenience items. TA's standalone restaurants operate principally under the "Quaker Steak & Lube" brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA'S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•
MR. REBHOLZ STATES THAT TA'S BUSINESS INITIATIVES CONTINUED TO GAIN TRACTION, THAT TA CONTINUED TO GROW ITS NONFUEL BUSINESS, THAT TA CONTINUED TO SEE SUCCESS WITH ITS COST CONTROL INITIATIVES AND THAT HE IS OPTIMISTIC THAT TA WILL FURTHER GROW ITS BUSINESS AND IMPROVE ITS PROFITABILITY. HOWEVER, TA'S BUSINESS INITIATIVES MAY NOT IMPROVE AND MAY RESULT IN TA INCURRING LOSSES. IN ADDITION, TA'S NONFUEL BUSINESS MAY NOT CONTINUE TO GROW AND COULD DECLINE AND ITS COST INITIATIVES MAY NOT BE SUCCESSFUL. FURTHER, TA OPERATES IN HIGHLY COMPETITIVE BUSINESSES AND IT MAY NOT BE ABLE TO GROW ITS BUSINESS OR IMPROVE ITS PROFITABILITY AS A RESULT OF COMPETITION AND OTHER FACTORS, MANY OF WHICH ARE BEYOND ITS CONTROL;

•
STATEMENTS IN THIS PRESS RELEASE ABOUT IMPROVED OPERATING RESULTS, COST SAVINGS AND INCREASING GROSS MARGINS MAY IMPLY THAT TA'S BUSINESS MAY BE PROFITABLE IN THE FUTURE. HOWEVER, CERTAIN OF THOSE IMPROVEMENTS RESULTED FROM UNIQUE ITEMS THAT MAY NOT OCCUR AGAIN. IN ADDITION, SINCE TA BECAME PUBLICLY OWNED IN 2007, TA'S OPERATIONS HAVE GENERATED LOSSES AND ONLY OCCASIONALLY GENERATED PROFITS. TA MAY BE UNABLE TO PRODUCE FUTURE PROFITS AND TA'S LOSSES MAY INCREASE; AND

•
STATEMENTS IN THE SUPPLEMENTAL DATA TO THIS PRESS RELEASE ABOUT THE FINAL ORDER AND JUDGMENT THAT THE COURT OF CHANCERY OF THE STATE OF DELAWARE ENTERED ON APRIL 8, 2018, OR THE ORDER, IN TA'S LITIGATION AGAINST COMDATA, PURSUANT TO WHICH COMDATA IS REQUIRED TO CONTINUE TO HONOR THE TERMS OF THE MERCHANT AGREEMENT AND THE RFID AGREEMENT WITH TA AND REIMBURSE TA FOR ATTORNEYS' FEES AND COSTS, TOGETHER WITH INTEREST, IN THE AMOUNT OF $10.7 MILLION, ALONG WITH TA'S RECEIPT OF THE REIMBURSEMENT FROM COMDATA, MAY SUGGEST THAT THIS LITIGATION IS COMPLETED. IN FACT, COMDATA HAS 30 DAYS FROM THE DATE OF THE ORDER TO FILE A NOTICE OF APPEAL AND THE COURT'S DECISION MAY BE REVERSED OR AMENDED UPON APPEAL. THE CONTINUATION OF THIS LITIGATION IS DISTRACTING TO TA'S MANAGEMENT AND EXPENSIVE, AND THE DISTRACTION AND EXPENSE MAY CONTINUE.

THE INFORMATION CONTAINED IN TA'S PERIODIC REPORTS, INCLUDING TA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, WHICH HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, AND TA'S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED MARCH 31, 2018, WHICH HAS BEEN OR WILL BE FILED WITH THE SEC, UNDER THE CAPTION "RISK FACTORS," OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenues:
Fuel	$1,100,127	$922,874
Nonfuel	480,397	464,168
Rent and royalties from franchisees	4,163	4,630
Total revenues	1,584,687	1,391,672

Cost of goods sold (excluding depreciation):
Fuel	1,006,568	849,711
Nonfuel	197,995	196,371
Total cost of goods sold	1,204,563	1,046,082

Operating expenses:
Site level operating	249,560	245,915
Selling, general and administrative	38,035	41,303
Real estate rent	70,812	67,999
Depreciation and amortization	27,548	31,800
Total operating expenses	385,955	387,017

Loss from operations	(5,831)	(41,427)

Acquisition costs	—	140
Interest expense, net	7,588	7,384
(Loss) income from equity investees	(1,285)	278
Loss before income taxes	(14,704)	(48,673)
Benefit for income taxes	4,626	19,298
Net loss	(10,078)	(29,375)
Less: net income for noncontrolling interests	34	23
Net loss attributable to common shareholders	$(10,112)	$(29,398)

Net loss per common share attributable to common shareholders:
Basic and diluted	$(0.25)	$(0.74)
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$52,139	$36,082
Accounts receivable, net	153,488	125,501
Inventory	207,686	209,640
Other current assets	24,652	27,295
Total current assets	437,965	398,518

Property and equipment, net	984,396	1,001,090
Goodwill	93,859	93,859
Other intangible assets, net	33,677	34,383
Other noncurrent assets	93,468	90,282
Total assets	$1,643,365	$1,618,132

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$166,886	$155,581
Current HPT Leases liabilities	41,706	41,389
Other current liabilities	155,657	130,328
Total current liabilities	364,249	327,298

Long term debt, net	319,853	319,634
Noncurrent HPT Leases liabilities	365,122	368,782
Other noncurrent liabilities	35,861	35,923
Total liabilities	1,085,085	1,051,637

Shareholders' equity (40,000 and 39,984 common shares outstanding at March 31, 2018 and December 31, 2017, respectively)	558,280	566,495
Total liabilities and shareholders' equity	$1,643,365	$1,618,132
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

TA believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt when due, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies and to make comparisons of TA's financial and operating results between periods.
TA believes that adjusted net loss and adjusted net loss per common share attributable to common shareholders are meaningful disclosures that may help investors to better understand TA's financial performance by providing financial information that represents TA's operating results without the effects of items that do not result directly from TA's normal recurring operations and may allow investors to better compare TA's performance between periods and to the performance of other companies. Management uses these measures in developing internal budgets and forecasts and analyzing TA's performance.
TA believes that EBITDA and adjusted EBITDA are meaningful disclosures that may help investors to better understand TA's financial performance, including by allowing investors to compare TA's performance between periods and to the performance of other companies. Management uses EBITDA and adjusted EBITDA to evaluate TA's financial performance and compare TA's performance over time and to the performance of other companies. Management also uses these measures in developing internal budgets and forecasts and analyzing its performance. TA calculates EBITDA as earnings before interest, taxes and depreciation and amortization, as shown below. TA calculates adjusted EBITDA by excluding items that are considered not to be normal, recurring, cash operating expenses or gains or losses. TA also believes that adjusted EBITDA provides financial information that represents TA's operating results without the effects of items that do not result directly from TA's normal recurring operations.
The non-GAAP financial measures TA presents should not be considered as alternatives to net loss attributable to common shareholders, net loss or loss from operations as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, the non-GAAP financial measures TA presents may not be comparable to similarly titled amounts calculated by other companies.
TA believes that net loss is the most directly comparable GAAP financial measure to adjusted net loss, EBITDA and adjusted EBITDA and that net loss per common share attributable to common shareholders is the most directly comparable GAAP financial measure to adjusted net loss per common share attributable to common shareholders. The following tables present the reconciliations of the non-GAAP financial measures to the respective most comparable GAAP financial measures for the three months ended March 31, 2018 and 2017.

	Three Months Ended March 31,
	2018	2017
Calculation of adjusted net loss:
Net loss	$(10,078)	$(29,375)
Less: Federal biodiesel tax credit(1)	(23,251)	—
Add: Comdata legal expenses(2)	78	6,372
Add: Asset write offs(3)	—	5,227
Add: Comdata excess transaction fees(4)	—	1,813
Add: Incremental share based compensation expense(5)	1,027	173
Add (less): Income tax provision(6)	5,470	(5,230)
Adjusted net loss	$(26,754)	$(21,020)

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Calculation of adjusted net loss per common share attributable to common shareholders:
Net loss per common share attributable to common shareholders	$(0.25)	$(0.74)
Less: Federal biodiesel tax credit(1)	(0.58)	—
Add: Comdata legal expenses(2)	—	0.16
Add: Asset write offs(3)	—	0.13
Add: Comdata excess transaction fees(4)	—	0.05
Add: Incremental share based compensation expense(5)	0.02	—
Add (less): Income tax provision(6)	0.14	(0.13)
Adjusted net loss per common share attributable to common shareholders	$(0.67)	$(0.53)

	Three Months Ended March 31,
	2018	2017
Calculation of EBITDA and adjusted EBITDA:
Net loss	$(10,078)	$(29,375)
Less: Benefit for income taxes	(4,626)	(19,298)
Add: Depreciation and amortization	27,548	31,800
Add: Interest expense, net	7,588	7,384
EBITDA	20,432	(9,489)
Less: Federal biodiesel tax credit(1)	(23,251)	—
Add: Comdata legal expenses(2)	78	6,372
Add: Comdata excess transaction fees(4)	—	1,813
Add: Incremental share based compensation expense(5)	1,027	173
Adjusted EBITDA	$(1,714)	$(1,131)

(1)
Federal biodiesel tax credit. On February 8, 2018, legislation was passed that retroactively reinstated the 2017 federal biodiesel tax credit. The federal biodiesel tax credit for 2017 was $23.3 million and was recognized in the three months ended March 31, 2018.

(2)
Comdata legal expenses. During the three months ended March 31, 2018 and 2017, TA incurred $0.1 million and $6.4 million, respectively, of legal fees in its litigation with Comdata. TA's attorneys' fees and costs related to this matter totaled $10.6 million through March 31, 2018. On April 9, 2018, the Court of Chancery of the State of Delaware, or the Court, entered its final order and judgment, or the Order. Pursuant to the Order, Comdata is required to, among other things, reimburse TA for attorneys' fees and costs, together with interest, in the amount of $10.7 million, which TA collected in April 2018. Comdata has 30 days from the date of the Order to file a notice of appeal. If Comdata does not appeal, TA believes legal fees that it may incur for this matter during the remainder of 2018 will not be material.

(3)	Asset write offs. During the three months ended March 31, 2017, TA wrote off assets which totaled $5.2 million in connection with TA's cost reduction initiatives.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)

(4)
Comdata excess transaction fees. From February 1, 2017, until mid-September 2017, Comdata unilaterally withheld increased fees from the transaction settlement payments due to TA under an agreement between TA and Comdata under which TA agreed to accept Comdata issued fuel cards through January 2, 2022, for certain purchases by TA's customers in exchange for fees payable by TA to Comdata, or the Merchant Agreement. During the three months ended March 31, 2017, TA incurred $1.8 million of excess transaction fees. On September 11, 2017, the Court issued its post-trial Memorandum Opinion. The Court found that TA was entitled to, among other things, an order requiring Comdata to specifically perform under the Merchant Agreement, and awarded damages to TA and against Comdata for the difference between the higher transaction fees paid to Comdata since February 1, 2017, and what TA would have paid during this period under the fee structure in the Merchant Agreement. In November 2017, TA recovered $6.9 million for the amount of excess transaction fees.

(5)
Incremental share based compensation expense. As part of TA's retirement agreements with certain former officers, TA agreed to accelerate the vesting of previously granted share awards. For the three months ended March 31, 2018 and 2017, this acceleration resulted in $1.0 million and $0.2 million, respectively, of incremental share based compensation expense as compared to what TA would have expensed in the absence of these retirement agreements.

(6)
Non-GAAP financial measures net tax impact. The tax impact of the exclusion of the above items from net loss to arrive at adjusted net loss was calculated using TA's estimated statutory rate of 24.7% and 38.5% for the three months ended March 31, 2018 and 2017, respectively. The change in the estimated statutory rate is due to the Tax Cuts and Jobs Act enacted in December 2017, which reduced the federal corporate income tax rate from 35% to 21%.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT EFFECT
(in thousands, except per gallon amounts)

In May 2014, the Financial Accounting Standards Board, or the FASB, issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers, or ASU 2014-09, which establishes a comprehensive revenue recognition standard under GAAP for almost all industries. TA adopted ASU 2014-09 on January 1, 2018, using the full retrospective method, which required that TA restate its consolidated financial statements for prior year comparative periods. Although the majority of TA's revenue is initiated at the point of sale, the implementation of this standard impacted the accounting for TA's loyalty programs, initial franchise fees and advertising contributions received from franchisees.
The recognition of loyalty awards in accordance with ASU 2014-09 resulted in a reclassification between nonfuel and fuel revenues. This reclassification resulted in a decrease to fuel gross margin per gallon and an increase to nonfuel gross margin percentage. The adjusted fuel revenues, fuel gross margin per gallon, nonfuel revenues and nonfuel gross margin percentage for each quarter of 2017 and 2016 and for the years ended December 31, 2017 and 2016, is as follows:

	As Reported	Adoption of ASU 2014-09	As Adjusted
Fuel revenues:
Three months ended March 31, 2017	$935,296	$(12,422)	$922,874
Three months ended June 30, 2017	990,265	(14,046)	976,219
Three months ended September 30, 2017	1,055,593	(19,814)	1,035,779
Three months ended December 31, 2017	1,109,758	(19,341)	1,090,417
Year ended December 31, 2017	4,090,912	(65,623)	4,025,289

Three months ended March 31, 2016	$709,528	$(14,622)	$694,906
Three months ended June 30, 2016	931,211	(14,802)	916,409
Three months ended September 30, 2016	947,558	(15,223)	932,335
Three months ended December 31, 2016	941,852	(11,830)	930,022
Year ended December 31, 2016	3,530,149	(56,477)	3,473,672

	As Reported	Adoption of ASU 2014-09(1)	As Adjusted
Fuel gross margin per gallon:
Three months ended March 31, 2017	$0.166	$(0.024)	$0.142
Three months ended June 30, 2017	0.192	(0.026)	0.166
Three months ended September 30, 2017	0.189	(0.036)	0.153
Three months ended December 31, 2017	0.184	(0.036)	0.148
Year ended December 31, 2017	0.183	(0.030)	0.153

Three months ended March 31, 2016	$0.170	$(0.027)	$0.143
Three months ended June 30, 2016	0.182	(0.027)	0.155
Three months ended September 30, 2016	0.194	(0.027)	0.167
Three months ended December 31, 2016	0.189	(0.022)	0.167
Year ended December 31, 2016	0.184	(0.026)	0.158

(1)
The effect ASU 2014-09 will have on fuel gross margin per gallon will vary from period to period as a result of changes in certain factors that figure into the underlying calculations, including, but not limited to, fuel prices, the value of loyalty awards and loyalty program redemption rates.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT EFFECT
(in thousands, except per gallon amounts)

	As Reported	Adoption of ASU 2014-09	As Adjusted
Nonfuel revenues:
Three months ended March 31, 2017	$451,746	$12,422	$464,168
Three months ended June 30, 2017	504,722	14,046	518,768
Three months ended September 30, 2017	516,555	19,814	536,369
Three months ended December 31, 2017	471,158	19,341	490,499
Year ended December 31, 2017	1,944,181	65,623	2,009,804

Three months ended March 31, 2016	$436,018	$14,622	$450,640
Three months ended June 30, 2016	494,467	14,802	509,269
Three months ended September 30, 2016	510,559	15,223	525,782
Three months ended December 31, 2016	462,579	11,830	474,409
Year ended December 31, 2016	1,903,623	56,477	1,960,100

	As Reported	Adoption of ASU 2014-09		As Adjusted
Nonfuel gross margin percentage:
Three months ended March 31, 2017	56.6%	110	pts	57.7%
Three months ended June 30, 2017	55.6%	110	pts	56.7%
Three months ended September 30, 2017	55.2%	160	pts	56.8%
Three months ended December 31, 2017	56.0%	180	pts	57.8%
Year ended December 31, 2017	55.8%	140	pts	57.2%

Three months ended March 31, 2016	56.0%	150	pts	57.5%
Three months ended June 30, 2016	55.0%	140	pts	56.4%
Three months ended September 30, 2016	54.9%	130	pts	56.2%
Three months ended December 31, 2016	55.4%	110	pts	56.5%
Year ended December 31, 2016	55.3%	130	pts	56.6%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(dollars and gallons in thousands, except per gallon amounts unless indicated otherwise)

CONSOLIDATED SAME SITE OPERATING DATA
The following table presents consolidated operating data for the periods noted for all of the locations in operation on March 31, 2018, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of six locations TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data excludes revenues and expenses at locations TA does not operate, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended March 31,
	2018	2017	Change
Number of same site company operated locations(1)	461	461	—

Diesel sales volume (gallons)	388,309	390,353	(0.5)%
Gasoline sales volume (gallons)	112,543	114,080	(1.3)%
Total fuel sales volume (gallons)	500,852	504,433	(0.7)%

Fuel revenues	$1,070,784	$904,874	18.3%
Fuel gross margin	91,932	72,975	26.0%
Fuel gross margin per gallon	$0.184	$0.145	26.9%

Nonfuel revenues	$472,835	$460,597	2.7%
Nonfuel gross margin	277,454	265,503	4.5%
Nonfuel gross margin percentage	58.7%	57.6%	110	pts

Total gross margin	$369,386	$338,478	9.1%
Site level operating expenses	244,746	242,744	0.8%
Site level operating expenses as a percentage of nonfuel revenues	51.8%	52.7%	(90	)pts
Site level gross margin in excess of site level operating expenses	$124,640	$95,734	30.2%

(1)
Same site operations for the three months ended March 31, 2018, include 223 travel centers, 227 convenience stores and 11 standalone restaurants that TA operated since January 1, 2017. The 11 standalone restaurants are not a separately reportable segment but are included in corporate and other in TA's segment information.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(dollars and gallons in thousands, except per gallon amounts unless indicated otherwise)

TRAVEL CENTERS SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the travel centers in operation on March 31, 2018, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of two travel centers TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses at travel centers TA does not operate, such as rents and royalties from franchisees, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended March 31,
Travel Centers	2018	2017	Change
Number of same site company operated travel center locations	223	223	—

Diesel sales volume (gallons)	383,715	386,372	(0.7)%
Gasoline sales volume (gallons)	61,026	61,119	(0.2)%
Total fuel sales volume (gallons)	444,741	447,491	(0.6)%

Fuel revenues	$956,201	$801,844	19.3%
Fuel gross margin	80,811	61,802	30.8%
Fuel gross margin per gallon	$0.182	$0.138	31.9%

Nonfuel revenues	$408,451	$393,105	3.9%
Nonfuel gross margin	252,264	239,872	5.2%
Nonfuel gross margin percentage	61.8%	61.0%	80	pts

Total gross margin	$333,075	$301,674	10.4%
Site level operating expenses	214,122	211,891	1.1%
Site level operating expenses as a percentage of nonfuel revenues	52.4%	53.9%	(150	)pts
Site level gross margin in excess of site level operating expenses	$118,953	$89,783	32.5%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(dollars and gallons in thousands, except per gallon amounts unless indicated otherwise)

CONVENIENCE STORES SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the convenience stores in operation on March 31, 2018, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of three convenience stores TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses at convenience stores TA does not operate, such as revenues from a dealer operated convenience store, and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended March 31,
Convenience Stores	2018	2017	Change
Number of same site company operated convenience store locations	227	227	—

Fuel sales volume (gallons)	56,111	56,942	(1.5)%
Fuel revenues	$114,583	$103,030	11.2%
Fuel gross margin	11,121	11,173	(0.5)%
Fuel gross margin per gallon	$0.198	$0.196	1.0%

Nonfuel revenues	$58,298	$60,464	(3.6)%
Nonfuel gross margin	21,044	21,035	—%
Nonfuel gross margin percentage	36.1%	34.8%	130	pts

Total gross margin	$32,165	$32,208	(0.1)%
Site level operating expenses	27,232	26,906	1.2%
Site level operating expenses as a percentage of nonfuel revenues	46.7%	44.5%	220	pts
Site level gross margin in excess of site level operating expenses	$4,933	$5,302	(7.0)%

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

The following tables present business segment information for travel centers and convenience stores, or TA's reportable segments, for the three months ended March 31, 2018 and 2017.

	Three Months Ended March 31, 2018
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$966,026	$115,002	$19,099	$1,100,127
Nonfuel	414,376	58,412	7,609	480,397
Rent and royalties from franchisees	3,128	53	982	4,163
Total revenues	1,383,530	173,467	27,690	1,584,687

Site level gross margin in excess of site level operating expenses	$124,019	$4,911	$1,634	$130,564

Corporate operating expenses:
Selling, general and administrative			$38,035	$38,035
Real estate rent			70,812	70,812
Depreciation and amortization			27,548	27,548
Loss from operations				(5,831)

Interest expense, net			7,588	7,588
Loss from equity investees			(1,285)	(1,285)
Loss before income taxes				(14,704)
Benefit for income taxes			4,626	4,626
Net loss				(10,078)
Less: net income for noncontrolling interests				34
Net loss attributable to common shareholders				$(10,112)
Supplemental data:

Gross margin:
Fuel	$82,377	$11,141	$41	$93,559
Nonfuel	256,074	21,077	5,251	282,402
Rent and royalties from franchisees	3,128	53	982	4,163
Total gross margin	$341,579	$32,271	$6,274	$380,124

Site level operating expenses	$217,560	$27,360	$4,640	$249,560

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Three Months Ended March 31, 2017
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$801,719	$103,706	$17,449	$922,874
Nonfuel	394,206	60,702	9,260	464,168
Rent and royalties from franchisees	3,413	54	1,163	4,630
Total revenues	1,199,338	164,462	27,872	1,391,672

Site level gross margin in excess of site level operating expenses	$92,477	$5,363	$1,835	$99,675

Corporate operating expenses:
Selling, general and administrative			$41,303	$41,303
Real estate rent			67,999	67,999
Depreciation and amortization			31,800	31,800
Loss from operations				(41,427)

Acquisition costs			140	140
Interest expense, net			7,384	7,384
Income from equity investees			278	278
Loss before income taxes				(48,673)
Benefit for income taxes			19,298	19,298
Net loss				(29,375)
Less: net income for noncontrolling interests				23
Net loss attributable to common shareholders				$(29,398)
Supplemental data:

Gross margin:
Fuel	$61,832	$11,245	$86	$73,163
Nonfuel	240,633	21,115	6,049	267,797
Rent and royalties from franchisees	3,413	54	1,163	4,630
Total gross margin	$305,878	$32,414	$7,298	$345,590

Site level operating expenses	$213,401	$27,051	$5,463	$245,915

(End)